Exhibit No. 32.1
Form 10-Q
Million Dollar Saloon, Inc.
File No. 0-27006

          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Million Dollar Saloon, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nick Mehmeti, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: January 14, 2010                          By:       /s/ Nick Mehmeti
      ----------------                              ----------------------------
                                                                    Nick Mehmeti
                                                     Chief Executive Officer and
                                                         Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to Million Dollar Saloon, Inc. and will be retained by Million Dollar Saloon, Inc. to be furnished to the Securities and Exchange Commission or its staff upon request.